EXHIBIT 99.1

                                  NEWS RELEASE

                     Investor Relations Contact: Susan Spratlen   (972) 444-9001

          Pioneer Replaces 167% of Production in 2000 at $4.66 per BOE

Dallas, Texas, January 24, 2001 -- Pioneer Natural Resources Company ("Pioneer") (NYSE:PXD) (TSE:PXD) announced that as of December 31, 2000, its total proved oil and gas reserves were 628 million barrels oil equivalent (MMBOE), or 3.8 trillion cubic feet (Tcf) natural gas equivalent, including 312 million barrels (MMBbls) of crude oil and natural gas liquids and 1.9 Tcf of natural gas. Discounted future net cash flow (present value at 10%) was $7.02 billion at year end. In 2000, the Company added 73 MMBOE of proved reserves. Proved developed reserves account for 77% of total proved reserves.

"These outstanding results reflect our success at refocusing on the drill bit for growth. Our five-year average drill bit finding and development (F&D) cost (excluding acquisitions) is $5.52 per BOE. During 2001, we plan a capital program of $430 million and plan to drill approximately 465 wells including 25 exploration wells, exposing Pioneer to significant new reserves. We are also moving recent discoveries in the deepwater Gulf of Mexico and South Africa toward first production in 2002 and 2003," stated Scott D. Sheffield, Chairman and CEO.

Pioneer replaced 167% of its production during 2000 at a finding cost of $4.66 per BOE. Costs incurred during 2000 totaled $340 million, including $67 million for acquisitions and $273 million for development and exploration activities. Excluding acquisitions, 2000 finding cost was $4.16 per BOE. Year-end proved reserves and costs incurred are detailed in the attached supplemental schedule.

Reserves as stated above are based on year-end NYMEX prices for oil and natural gas of $26.69 per barrel and $9.95 per Mcf, respectively. Under a supplemental case using $5.00 per Mcf for natural gas, total proved reserves were 623 MMBOE, F&D costs averaged $5.03 per BOE, reserve replacement was 155% and discounted future net cash flow was $4.3 billion.

During 2000, Pioneer drilled 296 wells with 90% success worldwide, including 83 exploration and extension wells with 73% success. The Company drilled 176 wells in the U.S., 35 wells in Canada, 84 wells in Argentina and one well in South Africa. Domestic drilling included 92 Spraberry oil wells, 54 wells in the Hugoton/West Panhandle gas field and 30 wells in other domestic fields. Internationally, 95 of 120 wells were successful. International drilling was primarily focused on core areas in the Neuquen Basin in Argentina and Northeast British Columbia in Canada. Pioneer acquired 7.4 million BOE of proved reserves for $4.89 per BOE primarily through the purchase of its interest in the Camden Hills discovery in the deepwater GOM and through a purchase of additional interests in the Chinchaga field in Canada.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina and South Africa. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Pioneer Natural Resources Company, are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, litigation, the costs and results of drilling and operations, the Company's ability to replace reserves or implement its business plans, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in the Company's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.



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                        PIONEER NATURAL RESOURCES COMPANY
                            SUPPLEMENTAL INFORMATION
                          Year ended December 31, 2000

                                                                                South Africa
                                              United                               & Other
                                              States      Argentina     Canada     Foreign      Total
                                             ---------    ---------    --------    -------    ----------
Proved reserves:
  Oil (MBbls):
     Balance, January 1, 2000............      127,878      25,644        1,266        -        154,788
     Revisions of previous estimates:
        Related to price changes.........        6,513         -            (79)       -          6,434
        Other............................        7,689      (2,508)         497        -          5,678
     Purchases of mineral-in-place.......          841         -            -          -            841
     New discoveries and extensions......        4,819       7,908           53      5,552       18,332
     Production..........................       (8,989)     (3,238)        (308)       -        (12,535)
     Sales of mineral-in-place...........         (401)        -            -          -           (401)
                                             ---------     -------      -------    -------    ---------
     Balance, December 31, 2000..........      138,350      27,806        1,429      5,552      173,137
  Natural Gas Liquids (MBbls):
     Balance, January 1, 2000............      131,188       4,153        2,704        -        138,045
     Revisions of previous estimates:
        Related to price changes.........        4,459         -            (40)       -          4,419
        Other............................          634       3,919           51        -          4,604
     Purchases of mineral-in-place.......          396         -            140        -            536
     New discoveries and extensions......          -           158           85        -            243
     Production..........................       (7,883)       (193)        (303)       -         (8,379)
     Sales of mineral-in-place...........         (342)        -            -          -           (342)
                                             ---------     -------      -------    -------    ---------
     Balance, December 31, 2000..........      128,452       8,037        2,637        -        139,126
  Natural Gas (MMcf):
     Balance, January 1, 2000............    1,314,842     415,620      145,251        -      1,875,713
     Revisions of previous estimates:
        Related to price changes.........       29,055         -        (10,116)       -         18,939
        Other............................       34,857     (15,558)         103        -         19,402
     Purchases of mineral-in-place.......       28,071         -          7,768        -         35,839
     New discoveries and extensions......       66,486      43,914        6,132        -        116,532
     Production..........................      (83,930)    (35,694)     (16,219)       -       (135,843)
     Sales of mineral-in-place...........      (35,054)        -            -          -        (35,054)
                                             ---------     -------      -------    -------    ---------
     Balance, December 31, 2000..........    1,354,327     408,282      132,919        -      1,895,528
  Equivalent Barrels (MBOE):
     Balance, January 1, 2000............      478,206      99,067       28,179        -        605,452
     Revisions of previous estimates:
        Related to price changes.........       15,814         -         (1,805)       -         14,009
        Other............................       14,133      (1,182)         565        -         13,516
     Purchases of mineral-in-place.......        5,916         -          1,435        -          7,351
     New discoveries and extensions......       15,900      15,385        1,160      5,552       37,997
     Production..........................      (30,860)     (9,380)      (3,315)       -        (43,555)
     Sales of mineral-in-place...........       (6,586)        -            -          -         (6,586)
                                             ---------     -------      -------    -------    ---------
     Balance, December 31, 2000..........      492,523     103,890       26,219      5,552      628,184
                                             =========     =======      =======    =======    =========

Costs incurred for oil and gas producing activities ($000):
  Property acquisition costs:
     Proved..............................   $   26,102     $ 1,169      $ 8,709    $   -       $ 35,980
     Unproved............................       28,199         520        2,506        -         31,225
                                             ---------      ------       ------     ------      -------
                                                54,301       1,689       11,215        -         67,205
  Exploration costs......................       65,023      35,406        6,744     23,597      130,770
  Development costs......................       84,798      31,335       25,632        -        141,765
                                             ---------      ------       ------     ------      -------
                                            $  204,122     $68,430      $43,591    $23,597     $339,740
                                             =========      ======       ======     ======      =======
Reserve replacement percentage...........         168%        151%          41%        n/a         167%
                                             =========      ======       ======                 =======
Finding costs per BOE of proved
  reserves added.........................   $     3.94     $  4.82      $ 32.17    $  4.25     $   4.66
                                             =========      ======       ======     ======      =======




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